Exhibit 99.1




FOR IMMEDIATE RELEASE


December 7, 2006


Contact: Laura Ulbrandt
                  (212) 460-1900



              LEUCADIA NATIONAL CORPORATION ANNOUNCES CASH DIVIDEND




New York, New York ... Leucadia National Corporation (NYSE:LUK) announced today that its Board of Directors has declared a cash dividend equal to $.25 per Leucadia common share payable on December 29, 2006 to record holders of Leucadia common shares on December 18, 2006.

Leucadia National Corporation is a holding company engaged in a variety of businesses.